SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JANUARY 24, 2003
(To Prospectus dated November 22, 2002)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-1
                                     Issuer

                                 --------------

--------------------------------------------------------------------------------

The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectu

--------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated January 24, 2003, as supplemented by the supplement to the prospectus supplement dated January 30, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated November 22, 2002. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,757,884.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-76 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-48 of the prospectus supplement as described on the next page.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:


         o the prospectus supplement, dated January 24, 2003 (the "Prospectus Supplement"), as supplemented by the supplement to the Prospectus Supplement dated January 30, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and


         o the prospectus of the depositor, dated November 22, 2002, which is attached to, and forms a part of this supplement.


                            DESCRIPTION OF COLLATERAL


Reports to Certificateholders


         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.


                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                           Percentage of the Prepayment Assumption
                        --------------------------------------------
Class                   0%     100%    200%     350%    500%    700%
-----                   --     ----    ----     ----    ----    ----

Class PO...........    0.1%    1.6%    2.4%     3.6%    4.8%    6.4%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

     THE
   BANK OF
     NEW
    YORK
101 Barclay Street, 8West                         Distribution Date:     5/25/03
New York, NY 10286
Officer:     Courtney Bartholomew     212-815-3236
Associate:   Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                  Series 2003-1

                 Certificateholder Monthly Distribution Summary

---------------------------------------------------------------------------------------------------------------------------------

                           Class           Certificate       Beginning        Pass Through       Principal        Interest
 Class      Cusip        Description        Rate Type         Balance           Rate (%)       Distribution     Distribution
---------------------------------------------------------------------------------------------------------------------------------
   1A1     12669DXK9        Senior          Fix-30/360      48,500,000.00       5.750000                 -         232,395.83
   1A2     12669DXL7        Senior          Fix-30/360      20,000,000.00       5.500000                 -          91,666.67
   1A3     12669DXM5        Senior          Var-30/360      35,703,714.78       1.820000      2,467,497.64          54,150.63
   1A4     12669DXN3       Strip IO         Var-30/360      71,966,621.61       6.680000                 -         400,614.19
   1A5     12669DXP8        Senior          Fix-30/360       1,500,000.00       5.750000                 -           7,187.50
   1A6     12669DXQ6        Senior          Fix-30/360      40,295,487.08       4.750000      2,784,836.82         159,502.97
   1A7     12669DXR4        Senior          Fix-30/360      86,364,797.40       4.500000      5,968,704.81         323,867.99
   1A8     12669DXS2        Senior          Fix-30/360      11,757,591.71       6.000000         66,125.21          58,787.96
   1A9     12669DXT0        Senior          Fix-30/360      10,364,000.00       6.000000                 -          51,820.00
   110     12669DXU7        Senior          Fix-30/360     116,986,770.97       5.250000      6,863,591.50         511,817.12
   111     12669DXV5       Strip IO         Fix-30/360      20,000,000.00       0.180000                 -           3,000.00
   112     12669DXW3        Senior          Fix-30/360      34,324,749.15       5.750000      2,013,826.47         164,472.76
   113     12669DXX1        Senior          Fix-30/360                  -       5.363424                 -                  -
   114     12669DXY9        Senior          Fix-30/360      13,225,042.29       6.000000                 -                  -
   115     12669DXZ6        Senior          Var-30/360       1,151,732.73       1.820000         79,596.70           1,746.79
   116     12669DYA0        Senior          Var-30/360      35,111,174.09       1.820000      2,426,546.92          53,251.95
   2A1     12669DYB8       Strip IO         Fix-30/360      26,444,756.14       6.000000                 -         132,223.78
   2A2     12669DYC6        Senior          Fix-30/360     126,934,829.47       4.500000        989,649.64         476,005.61
   2A3     12669DYD4        Senior          Fix-30/360     104,684,000.00       5.000000                 -         436,183.33
   2A4     12669DYE2        Senior          Fix-30/360      58,010,000.00       5.750000                 -         277,964.58
   2A5     12669DYF9        Senior          Fix-30/360       1,475,000.00       5.750000                 -           7,067.71
   2A6     12669DYG7        Senior          Var-30/360      64,400,429.53       2.757500        240,672.37         147,986.82
   2A7     12669DYH5        Senior          Var-30/360      53,146,046.46       2.757500     10,716,197.04         122,125.19
   2A8     12669DYJ1        Senior          Var-30/360       9,059,979.72      15.582499      5,000,894.18         117,647.61
   2A9     12669DYK8        Senior          Var-30/360      10,266,200.00      15.582500                 -         133,310.88
   210     12669DYL6       Strip IO         Fix-30/360      13,085,500.00       6.000000                 -          65,427.50
   211     12669DYM4        Senior          Var-30/360      19,600,131.16      15.582500         73,248.12         254,515.87
   212     12669DYN2        Senior          Var-30/360      10,354,266.73       2.757500      5,715,302.85          23,793.24
   PO      12669DYP7       Strip PO         Fix-30/360       1,773,554.54       0.000000         15,670.27                  -
   AR      12669DYQ5        Senior          Fix-30/360                  -       5.749962                 -               0.20
---------------------------------------------------------------------------------------------------------------------------------
    M      12669DYR3        Junior          Fix-30/360      13,942,115.36       5.750000         13,560.73          66,805.97
   B1      12669DYS1        Junior          Fix-30/360       5,975,192.30       5.750000          5,811.74          28,631.13
   B2      12669DYT9        Junior          Fix-30/360       3,485,528.84       5.750000          3,390.18          16,701.49
   B3      12669DYU6        Junior          Fix-30/360       1,991,730.77       5.750000          1,937.25           9,543.71
   B4      12669DYV4        Junior          Fix-30/360       1,493,798.07       5.750000          1,452.93           7,157.78
   B5      12669DYW2        Junior          Fix-30/360       1,991,986.00       5.750000          1,937.49           9,544.93
---------------------------------------------------------------------------------------------------------------------------------
 Totals                                                    943,869,849.15                    45,450,450.86       4,446,919.69
---------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------
                               Current                         Cumulative
                Total          Realized        Ending           Realized
 Class      Distribution        Losses        Balance            Losses
--------------------------------------------------------------------------
   1A1          232,395.83             -    48,500,000.00              -
   1A2           91,666.67             -    20,000,000.00              -
   1A3        2,521,648.28             -    33,236,217.14              -
   1A4          400,614.19             -    66,992,980.34              -
   1A5            7,187.50             -     1,500,000.00              -
   1A6        2,944,339.79             -    37,510,650.26              -
   1A7        6,292,572.80             -    80,396,092.59              -
   1A8          124,913.17             -    11,691,466.50              -
   1A9           51,820.00             -    10,364,000.00              -
   110        7,375,408.62             -   110,123,179.47              -
   111            3,000.00             -    20,000,000.00              -
   112        2,178,299.23             -    32,310,922.67              -
   113                   -             -                -              -
   114                   -             -    13,291,167.50              -
   115           81,343.49             -     1,072,136.04              -
   116        2,479,798.87             -    32,684,627.16              -
   2A1          132,223.78             -    26,238,579.13              -
   2A2        1,465,655.25             -   125,945,179.83              -
   2A3          436,183.33             -   104,684,000.00              -
   2A4          277,964.58             -    58,010,000.00              -
   2A5            7,067.71             -     1,475,000.00              -
   2A6          388,659.19             -    64,159,757.16              -
   2A7       10,838,322.22             -    42,429,849.42              -
   2A8        5,118,541.79             -     4,059,085.54              -
   2A9          133,310.88             -    10,266,200.00              -
   210           65,427.50             -    13,085,500.00              -
   211          327,763.98             -    19,526,883.04              -
   212        5,739,096.10             -     4,638,963.88              -
   PO            15,670.27             -     1,757,884.27              -
   AR                 0.20             -                -              -
-------------------------------------------------------------------------
    M            80,366.69             -    13,928,554.63              -
   B1            34,442.87             -     5,969,380.56              -
   B2            20,091.67             -     3,482,138.66              -
   B3            11,480.96             -     1,989,793.52              -
   B4             8,610.72             -     1,492,345.14              -
   B5            11,482.43             -     1,990,048.50              -
-------------------------------------------------------------------------
 Totals      49,897,370.56             -   898,485,523.48              -
-------------------------------------------------------------------------

                          Principal Distribution Detail

------------------------------------------------------------------------------------------------------------------------------
                          Original         Beginning        Scheduled                       Unscheduled
                         Certificate      Certificate       Principal        Accretion       Principal       Net Principal
Class        Cusip         Balance         Balance        Distribution       Principal      Adjustments      Distribution
------------------------------------------------------------------------------------------------------------------------------
  1A1       12669DXK9     48,500,000.00    48,500,000.00                -             -               -                  -
  1A2       12669DXL7     20,000,000.00    20,000,000.00                -             -               -                  -
  1A3       12669DXM5     38,750,000.00    35,703,714.78     2,467,497.64             -               -       2,467,497.64
  1A4       12669DXN3     78,106,903.00    71,966,621.61                -             -               -                  -
  1A5       12669DXP8      1,500,000.00     1,500,000.00                -             -               -                  -
  1A6       12669DXQ6     43,733,548.00    40,295,487.08     2,784,836.82             -               -       2,784,836.82
  1A7       12669DXR4     93,733,549.00    86,364,797.40     5,968,704.81             -               -       5,968,704.81
  1A8       12669DXS2     11,954,000.00    11,757,591.71        66,125.21             -               -          66,125.21
  1A9       12669DXT0     10,364,000.00    10,364,000.00                -             -               -                  -
  110       12669DXU7    122,040,094.00   116,986,770.97     6,863,591.50             -               -       6,863,591.50
  111       12669DXV5     20,000,000.00    20,000,000.00                -             -               -                  -
  112       12669DXW3     35,807,430.00    34,324,749.15     2,013,826.47             -               -       2,013,826.47
  113       12669DXX1      4,423,742.00                -                -             -               -                  -
  114       12669DXY9     13,028,634.00    13,225,042.29                -     66,125.21               -                  -
  115       12669DXZ6      1,250,000.00     1,151,732.73        79,596.70             -               -          79,596.70
  116       12669DYA0     38,106,903.00    35,111,174.09     2,426,546.92             -               -       2,426,546.92
  2A1       12669DYB8     26,930,625.00    26,444,756.14                -             -               -                  -
  2A2       12669DYC6    129,267,000.00   126,934,829.47       989,649.64             -               -         989,649.64
  2A3       12669DYD4    104,684,000.00   104,684,000.00                -             -               -                  -
  2A4       12669DYE2     58,010,000.00    58,010,000.00                -             -               -                  -
  2A5       12669DYF9      1,475,000.00     1,475,000.00                -             -               -                  -
  2A6       12669DYG7     64,833,933.00    64,400,429.53       240,672.37             -               -         240,672.37
  2A7       12669DYH5     65,731,800.00    53,146,046.46    10,716,197.04             -               -      10,716,197.04
  2A8       12669DYJ1     14,933,334.00     9,059,979.72     5,000,894.18             -               -       5,000,894.18
  2A9       12669DYK8     10,266,200.00    10,266,200.00                -             -               -                  -
  210       12669DYL6     13,085,500.00    13,085,500.00                -             -               -                  -
  211       12669DYM4     19,732,067.00    19,600,131.16        73,248.12             -               -          73,248.12
  212       12669DYN2     17,066,666.00    10,354,266.73     5,715,302.85             -               -       5,715,302.85
  PO        12669DYP7      1,807,743.71     1,773,554.54        15,670.27             -               -          15,670.27
  AR        12669DYQ5            100.00                -                -             -               -                  -
------------------------------------------------------------------------------------------------------------------------------
   M        12669DYR3     14,000,000.00    13,942,115.36        13,560.73             -               -          13,560.73
  B1        12669DYS1      6,000,000.00     5,975,192.30         5,811.74             -               -           5,811.74
  B2        12669DYT9      3,500,000.00     3,485,528.84         3,390.18             -               -           3,390.18
  B3        12669DYU6      2,000,000.00     1,991,730.77         1,937.25             -               -           1,937.25
  B4        12669DYV4      1,500,000.00     1,493,798.07         1,452.93             -               -           1,452.93
  B5        12669DYW2      2,000,256.29     1,991,986.00         1,937.49             -               -           1,937.49
------------------------------------------------------------------------------------------------------------------------------
Totals                 1,000,000,000.00   943,869,849.15    45,450,450.86     66,125.21               -      45,450,450.86
------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------
              Current         Ending             Ending
             Realized      Certificate         Certificate
Class         Losses         Balance             Factor
-------------------------------------------------------------
  1A1                  -     48,500,000.00     1.00000000000
  1A2                  -     20,000,000.00     1.00000000000
  1A3                  -     33,236,217.14     0.85770882942
  1A4                  -     66,992,980.34     0.85770882942
  1A5                  -      1,500,000.00     1.00000000000
  1A6                  -     37,510,650.26     0.85770882942
  1A7                  -     80,396,092.59     0.85770882942
  1A8                  -     11,691,466.50     0.97803802095
  1A9                  -     10,364,000.00     1.00000000000
  110                  -    110,123,179.47     0.90235246354
  111                  -     20,000,000.00     1.00000000000
  112                  -     32,310,922.67     0.90235246354
  113                  -                 -     0.00000000000
  114                  -     13,291,167.50     1.02015050062
  115                  -      1,072,136.04     0.85770882942
  116                  -     32,684,627.16     0.85770882942
  2A1                  -     26,238,579.13     0.97430264360
  2A2                  -    125,945,179.83     0.97430264360
  2A3                  -    104,684,000.00     1.00000000000
  2A4                  -     58,010,000.00     1.00000000000
  2A5                  -      1,475,000.00     1.00000000000
  2A6                  -     64,159,757.16     0.98960149706
  2A7                  -     42,429,849.42     0.64549958194
  2A8                  -      4,059,085.54     0.27181375180
  2A9                  -     10,266,200.00     1.00000000000
  210                  -     13,085,500.00     1.00000000000
  211                  -     19,526,883.04     0.98960149706
  212                  -      4,638,963.88     0.27181430038
  PO                   -      1,757,884.27     0.97241896586
  AR                   -                 -     0.00000000000
-------------------------------------------------------------
   M                   -     13,928,554.63     0.99489675931
  B1                   -      5,969,380.56     0.99489675931
  B2                   -      3,482,138.66     0.99489675931
  B3                   -      1,989,793.52     0.99489675931
  B4                   -      1,492,345.14     0.99489675931
  B5                   -      1,990,048.50     0.99489675931
-------------------------------------------------------------
Totals                 -    898,485,523.48
-------------------------------------------------------------

                          Interest Distribution Detail

------------------------------------------------------------------------------------------------------------------------------------
                Beginning           Pass            Accrued            Cumulative                        Total             Net
               Certificate         Through          Optimal              Unpaid         Deferred       Interest        Prepayment
 Class          Balance            Rate (%)         Interest            Interest        Interest          Due         Int Shortfall
------------------------------------------------------------------------------------------------------------------------------------
  1A1           48,500,000.00      5.750000          232,395.83                 -               -       232,395.83               -
  1A2           20,000,000.00      5.500000           91,666.67                 -               -        91,666.67               -
  1A3           35,703,714.78      1.820000           54,150.63                 -               -        54,150.63               -
  1A4           71,966,621.61      6.680000          400,614.19                 -               -       400,614.19               -
  1A5            1,500,000.00      5.750000            7,187.50                 -               -         7,187.50               -
  1A6           40,295,487.08      4.750000          159,502.97                 -               -       159,502.97               -
  1A7           86,364,797.40      4.500000          323,867.99                 -               -       323,867.99               -
  1A8           11,757,591.71      6.000000           58,787.96                 -               -        58,787.96               -
  1A9           10,364,000.00      6.000000           51,820.00                 -               -        51,820.00               -
  110          116,986,770.97      5.250000          511,817.12                 -               -       511,817.12               -
  111           20,000,000.00      0.180000            3,000.00                 -               -         3,000.00               -
  112           34,324,749.15      5.750000          164,472.76                 -               -       164,472.76               -
  113                       -      5.363424                   -                 -               -                -               -
  114           13,225,042.29      6.000000                   -                 -       66,125.21        66,125.21               -
  115            1,151,732.73      1.820000            1,746.79                 -               -         1,746.79               -
  116           35,111,174.09      1.820000           53,251.95                 -               -        53,251.95               -
  2A1           26,444,756.14      6.000000          132,223.78                 -               -       132,223.78               -
  2A2          126,934,829.47      4.500000          476,005.61                 -               -       476,005.61               -
  2A3          104,684,000.00      5.000000          436,183.33                 -               -       436,183.33               -
  2A4           58,010,000.00      5.750000          277,964.58                 -               -       277,964.58               -
  2A5            1,475,000.00      5.750000            7,067.71                 -               -         7,067.71               -
  2A6           64,400,429.53      2.757500          147,986.82                 -               -       147,986.82               -
  2A7           53,146,046.46      2.757500          122,125.19                 -               -       122,125.19               -
  2A8            9,059,979.72     15.582499          117,647.61                 -               -       117,647.61               -
  2A9           10,266,200.00     15.582500          133,310.88                 -               -       133,310.88               -
  210           13,085,500.00      6.000000           65,427.50                 -               -        65,427.50               -
  211           19,600,131.16     15.582500          254,515.87                 -               -       254,515.87               -
  212           10,354,266.73      2.757500           23,793.24                 -               -        23,793.24               -
  PO             1,773,554.54      0.000000                   -                 -               -                -               -
  AR                        -      5.749962                   -                 -               -                -               -
------------------------------------------------------------------------------------------------------------------------------------
   M            13,942,115.36      5.750000           66,805.97                 -               -        66,805.97               -
  B1             5,975,192.30      5.750000           28,631.13                 -               -        28,631.13               -
  B2             3,485,528.84      5.750000           16,701.49                 -               -        16,701.49               -
  B3             1,991,730.77      5.750000            9,543.71                 -               -         9,543.71               -
  B4             1,493,798.07      5.750000            7,157.78                 -               -         7,157.78               -
  B5             1,991,986.00      5.750000            9,544.93                 -               -         9,544.93               -
------------------------------------------------------------------------------------------------------------------------------------
Totals         943,869,849.15                      4,446,919.49                 -       66,125.21     4,513,044.70               -
------------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------
                Unscheduled
                  Interest      Interest
 Class           Adjustment       Paid
---------------------------------------------
  1A1                      -       232,395.83
  1A2                      -        91,666.67
  1A3                      -        54,150.63
  1A4                      -       400,614.19
  1A5                      -         7,187.50
  1A6                      -       159,502.97
  1A7                      -       323,867.99
  1A8                      -        58,787.96
  1A9                      -        51,820.00
  110                      -       511,817.12
  111                      -         3,000.00
  112                      -       164,472.76
  113                      -                -
  114                      -                -
  115                      -         1,746.79
  116                      -        53,251.95
  2A1                      -       132,223.78
  2A2                      -       476,005.61
  2A3                      -       436,183.33
  2A4                      -       277,964.58
  2A5                      -         7,067.71
  2A6                      -       147,986.82
  2A7                      -       122,125.19
  2A8                      -       117,647.61
  2A9                      -       133,310.88
  210                      -        65,427.50
  211                      -       254,515.87
  212                      -        23,793.24
  PO                       -                -
  AR                       -             0.20
----------------------------------------------
   M                       -        66,805.97
  B1                       -        28,631.13
  B2                       -        16,701.49
  B3                       -         9,543.71
  B4                       -         7,157.78
  B5                       -         9,544.93
----------------------------------------------
Totals                     -     4,446,919.69
----------------------------------------------

                           Current Payment Information
                               Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------
                              Original         Beginning Cert.                                         Ending Cert.         Pass
                             Certificate          Notional             Principal        Interest         Notional          Through
 Class        Cusip            Balance             Balance            Distribution    Distribution       Balance           Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
  1A1       12669DXK9        48,500,000.00      1000.000000000       0.000000000      4.791666667      1000.000000000      5.750000
  1A2       12669DXL7        20,000,000.00      1000.000000000       0.000000000      4.583333333      1000.000000000      5.500000
  1A3       12669DXM5        38,750,000.00       921.386187939      63.677358520      1.397435718       857.708829419      1.820000
  1A4       12669DXN3        78,106,903.00       921.386187939       0.000000000      5.129049780       857.708829419      6.680000
  1A5       12669DXP8         1,500,000.00      1000.000000000       0.000000000      4.791666667      1000.000000000      5.750000
  1A6       12669DXQ6        43,733,548.00       921.386187939      63.677358520      3.647153661       857.708829419      4.750000
  1A7       12669DXR4        93,733,549.00       921.386187939      63.677358520      3.455198205       857.708829419      4.500000
  1A8       12669DXS2        11,954,000.00       983.569659852       5.531638902      4.917848299       978.038020950      6.000000
  1A9       12669DXT0        10,364,000.00      1000.000000000       0.000000000      5.000000000      1000.000000000      6.000000
  110       12669DXU7       122,040,094.00       958.592927414      56.240463871      4.193844057       902.352463544      5.250000
  111       12669DXV5        20,000,000.00      1000.000000000       0.000000000      0.150000000      1000.000000000      0.180000
  112       12669DXW3        35,807,430.00       958.592927414      56.240463871      4.593257777       902.352463544      5.750000
  113       12669DXX1         4,423,742.00         0.000000000       0.000000000      0.000000000         0.000000000      5.363424
  114       12669DXY9        13,028,634.00      1015.075125000       0.000000000      0.000000000      1020.150500625      6.000000
  115       12669DXZ6         1,250,000.00       921.386187939      63.677358520      1.397435718       857.708829419      1.820000
  116       12669DYA0        38,106,903.00       921.386187939      63.677358520      1.397435718       857.708829419      1.820000
  2A1       12669DYB8        26,930,625.00       981.958500391       0.000000000      4.909792502       974.302643598      6.000000
  2A2       12669DYC6       129,267,000.00       981.958500391       7.655856793      3.682344376       974.302643598      4.500000
  2A3       12669DYD4       104,684,000.00      1000.000000000       0.000000000      4.166666667      1000.000000000      5.000000
  2A4       12669DYE2        58,010,000.00      1000.000000000       0.000000000      4.791666667      1000.000000000      5.750000
  2A5       12669DYF9         1,475,000.00      1000.000000000       0.000000000      4.791666667      1000.000000000      5.750000
  2A6       12669DYG7        64,833,933.00       993.313633020       3.712135965      2.282551953       989.601497056      2.757500
  2A7       12669DYH5        65,731,800.00       808.528694749     163.029112811      1.857931563       645.499581938      2.757500
  2A8       12669DYJ1        14,933,334.00       606.695043773     334.881291972      7.878187643       271.813751801     15.582499
  2A9       12669DYK8        10,266,200.00      1000.000000000       0.000000000     12.985416638      1000.000000000     15.582500
  210       12669DYL6        13,085,500.00      1000.000000000       0.000000000      5.000000000      1000.000000000      6.000000
  211       12669DYM4        19,732,067.00       993.313633020       3.712135965     12.898591215       989.601497056     15.582500
  212       12669DYN2        17,066,666.00       606.695340069     334.881039690      1.394135334       271.814300378      2.757500
  PO        12669DYP7         1,807,743.71       981.087377865       8.668412005      0.000000000       972.418965860      0.000000
  AR        12669DYQ5               100.00         0.000000000       0.000000000      2.022625619         0.000000000      5.749962
------------------------------------------------------------------------------------------------------------------------------------
   M        12669DYR3        14,000,000.00       995.865382526       0.968623215      4.771854958       994.896759311      5.750000
  B1        12669DYS1         6,000,000.00       995.865382526       0.968623215      4.771854958       994.896759311      5.750000
  B2        12669DYT9         3,500,000.00       995.865382526       0.968623215      4.771854958       994.896759311      5.750000
  B3        12669DYU6         2,000,000.00       995.865382526       0.968623215      4.771854958       994.896759311      5.750000
  B4        12669DYV4         1,500,000.00       995.865382526       0.968623215      4.771854958       994.896759311      5.750000
  B5        12669DYW2         2,000,256.29       995.865382526       0.968623215      4.771854958       994.896759311      5.750000
------------------------------------------------------------------------------------------------------------------------------------
Totals                    1,000,000,000.00       943.869849150      45.450450860      4.446919690       898.485523480
------------------------------------------------------------------------------------------------------------------------------------

                                    THE BANK OF NEW YORK
101 Barclay Street, 8West
New York, NY 10286
Officer:       Courtney Bartholomew     212-815-3236
Associate:     Sean O'Connell           212-815-6312

                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                  Series 2003-1


Pool Level Data
Distribution Date                                                                                                        5/25/2003
Cut-off Date                                                                                                              1/1/2003
Determination Date                                                                                                        5/1/2003
Accrual Period 30/360        Begin                                                                                        4/1/2003
                             End                                                                                          5/1/2003
Number of Days in 30/360 Accrual Period                                                                                         30


--------------------------------------------------------------------------------
                             Collateral Information
--------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                                                                              1,000,000,000.00

Beginning Aggregate Pool Stated Principal Balance                                                                   943,869,849.13
Ending Aggregate Pool Stated Principal Balance                                                                      898,485,523.48

Beginning Aggregate Certificate Stated Principal Balance                                                            943,869,849.13
Ending Aggregate Certificate Stated Principal Balance                                                               898,485,523.48

Beginning Aggregate Loan Count                                                                                                2068
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 88
Ending Aggregate Loan Count                                                                                                   1980

Beginning Weighted Average Loan Rate (WAC)                                                                               6.281622%
Ending Weighted Average Loan Rate (WAC)                                                                                  6.275773%

Beginning Net Weighted Average Loan Rate                                                                                 5.739196%
Ending Net Weighted Average Loan Rate                                                                                    5.738750%

Weighted Average Maturity (WAM) (Months)                                                                                       352

Servicer Advances                                                                                                        21,367.59

Aggregate Pool Prepayment                                                                                            44,465,982.14
Pool Prepayment Rate                                                                                                   43.9906 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                                                                   96.9344586658%
Senior Prepayment Percentage                                                                                       100.0000000000%

Subordinate Percentage                                                                                               3.0655413342%
Subordinate Prepayment Percentage                                                                                    0.0000000000%

Certificate Account

Beginning Balance                                                                                                                -

Deposit
Payments of Interest and Principal                                                                                   50,281,524.55
Liquidation Proceeds                                                                                                             -
All Other Proceeds                                                                                                               -
Other Amounts                                                                                                                    -
Total Deposits                                                                                                       50,281,524.55

Withdrawals
Reimbursement of Servicer Advances                                                                                               -
Payment of Master Servicer Fees                                                                                         160,056.08
Payment of Sub Servicer Fees                                                                                              2,418.86
Payment of Other Fees                                                                                                   220,512.37
Payment of Insurance Premium(s)                                                                                           1,166.67
Payment of Personal Mortgage Insurance                                                                                    2,418.86
Other Permitted Withdrawal per the Pooling and Service Agreement                                                                 -
Payment of Principal and Interest                                                                                    49,897,370.57
Total Withdrawals                                                                                                    50,283,943.41

Ending Balance                                                                                                          221,679.03

Master Servicing Fees Paid                                                                                              160,056.08
Insurance Premium(s) Paid                                                                                                 1,166.67
Personal Mortgage Insurance Fees Paid                                                                                     2,418.86
Other Fees Paid                                                                                                         220,512.37
Total Fees                                                                                                              384,153.98


--------------------------------------------------------------------------------
                             Delinquency Information
--------------------------------------------------------------------------------
Group 1

Delinquency                                                     30-59 Days    60-89 Days            90+ Days                Totals
Scheduled Principal Balance                                   3,428,646.17             -                   -          3,428,646.17
Percentage of Total Pool Balance                                 0.381603%     0.000000%           0.000000%             0.381603%
Number of Loans                                                          8             0                   0                     8
Percentage of Total Loans                                        0.404040%     0.000000%           0.000000%             0.404040%

Foreclosure
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

REO
Scheduled Principal Balance                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%
Number of Loans                                                                                                                  0
Percentage of Total Loans                                                                                                0.000000%

Book Value of all REO Loans                                                                                                      -
Percentage of Total Pool Balance                                                                                         0.000000%

Current Realized Losses                                                                                                          -
Additional Gains (Recoveries)/Losses                                                                                             -
Total Realized Losses                                                                                                            -

--------------------------------------------------------------------------------
                  Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                                                                         Original               Current
Bankruptcy Loss                                                                                  175,000.00            175,000.00
Bankruptcy Percentage                                                                             0.017500%             0.019477%
Credit/Fraud Loss                                                                             10,000,000.00         10,000,000.00
Credit/Fraud Loss Percentage                                                                      1.000000%             1.112984%
Special Hazard Loss                                                                           10,000,000.00          9,438,698.49
Special Hazard Loss Percentage                                                                    1.000000%             1.050512%

Credit Support                                                                                     Original               Current
Class A                                                                                      970,999,743.71        869,633,262.48
Class A Percentage                                                                               97.099974%            96.788790%

Class M                                                                                       14,000,000.00         13,928,554.63
Class M Percentage                                                                                1.400000%             1.550226%

Class B1                                                                                       6,000,000.00          5,969,380.56
Class B1 Percentage                                                                               0.600000%             0.664382%

Class B2                                                                                       3,500,000.00          3,482,138.66
Class B2 Percentage                                                                               0.350000%             0.387556%

Class B3                                                                                       2,000,000.00          1,989,793.52
Class B3 Percentage                                                                               0.200000%             0.221461%

Class B4                                                                                       1,500,000.00          1,492,345.14
Class B4 Percentage                                                                               0.150000%             0.166096%

Class B5                                                                                       2,000,256.29          1,990,048.50
Class B5 Percentage                                                                               0.200026%             0.221489%


--------------------------------------------------------------------------------
                          Compensating Interest Detail
--------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                                                                 36,583.47
Compensation for Gross PPIS from Servicing Fees                                                                           36,583.47

Total Net PPIS (Non-Supported PPIS)                                                                                               -
MBIA Draw Amount                                                                                                                  -